INVESTOR PRESENTATION 2021 Second Quarter Earnings bancofcal.com

2 FORWARD LOOKING STATEMENTS When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”), as well as the continuing effects of the COVID-19 pandemic on the Company’s business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the effect of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (viii) continuation of, or changes in, the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xviii) our ability to attract and retain key members of our senior management team; (xix) increased competitive pressures among financial services companies; (xx) changes in consumer spending, borrowing and saving habits; (xxi) the effects of severe weather, natural disasters, pandemics, acts of war or terrorism, and other external events on our business; (xxii) the ability of key third-party providers to perform their obligations to us; (xxiii) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxiv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxv) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvi) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common or preferred stock; and (xxvii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. Further, statements about the potential effects of the proposed acquisition of Pacific Mercantile Bancorp on our business, financial results and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including (i) the possibility that the merger does not close when expected or at all because required regulatory approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Banc of California, Inc.’s or Pacific Mercantile Bancorp’s stock price before closing, including as a result of its financial performance prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Banc of California, Inc. and Pacific Mercantile Bancorp operate; (iv) the ability to promptly and effectively integrate the businesses of Banc of California, Inc. and Pacific Mercantile Bancorp; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (viii) other risks that are described in Banc of California, Inc.’s and Pacific Mercantile Bancorp’s public filings with the SEC.

3(1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation SECOND QUARTER 2021 RESULTS ($ in Thousands Except EPS) 2Q21 1Q21 2Q20 Net interest income $ 59,847 $ 57,916 $ 55,315 (Reversal of) provision for credit losses $ (2,154) $ (1,107) $ 11,826 Net income (loss) $ 19,050 $ 14,375 $ (18,449) Net income (loss) available to common stockholders $ 17,323 $ 7,825 $ (21,936) Earnings (loss) per diluted common share $ 0.34 $ 0.15 $ (0.44) Adjusted net income available to common stockholders (1) $ 16,278 $ 12,867 $ 2,036 Adjusted diluted earnings per share (1) $ 0.32 $ 0.25 $ 0.04 Pre-tax pre-provision (PTPP) income (loss) (1) $ 23,458 $ 15,562 $ (11,927) Adjusted PTPP income (1) $ 22,025 $ 20,613 $ 16,029 Average assets $ 7,827,006 $ 7,860,952 $ 7,740,206 Return on average assets (ROAA) 0.98% 0.74% -0.96% Adjusted ROAA 0.92% 0.83% 0.29% Net interest margin 3.27% 3.19% 3.09% Allowance for credit losses coverage ratio 1.33% 1.43% 1.68% Common equity tier 1 11.14% 11.50% 11.68% Tangible common equity per common share (1) $ 13.69 $ 13.24 $ 12.37 Noninterest-bearing deposits as % of total deposits 29.1% 27.7% 23.0%

4 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 2nd Quarter 2021 Summary Accelerating Loan Growth Driving Improvement in Profitability • $904 million in total loan production, up $162 million from 1Q21 • $847 million in total loan fundings; up 54% from 1Q21 • Excess liquidity from continued deposit inflows utilized to fund strategic purchases of high quality loans with attractive risk-adjusted yields to offset loan payoffs New Banking Talent Contributing to Positive Trends in Business Development • Portion of cost savings realized over past two years being reinvested to strengthen business development capabilities • New bankers have expanded and deepened BANC’s presence in key markets including Los Angeles, San Diego, Central California and Northern California • The new banking talent added over past several quarters have quickly built pipelines and contributed to growth in loans and deposits Continued Execution on Franchise Enhancing Initiatives • Improved deposit mix: NIB represents 29% of deposits at end of 2Q21 versus 28% at end of 1Q21 • Reduced cost of funds: 0.57% for 2Q21 from 0.63% for 1Q21 • Expanded net interest margin: 3.27% for 2Q21 from 3.19% for 1Q21 • Disciplined expense control driving improvement in adjusted efficiency ratio(1) • 65.6% for 2Q21 versus 66.9% for 1Q21 Credit Quality Remains Strong • Delinquent loans and non-accrual loans declined 33% and 8% • ACL to NPLs increases from 148% to 155% • Improved asset quality and improving economic forecasts resulted in a reserve release Acquisition of Pacific Mercantile Bancorp • On track to close during 3Q21 • Substantial progress on integration planning has increased visibility on expected cost savings to 40%

BANC OF CALIFORNIA

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION

($ in millions)

2Q 2021


$17.3
EPS
$0.34
$(0.4)
$(0.6)
$-0
$-0
$16.3
EPS
$0.32
Net Income Available to Common Stockholders
Noninterest expense adjustments (2)
Gain on alternative energy partnerships (2)
Tax impact from exercise of stock appreciation awards
Impact of preferred stock redemption
Adjusted Net Income Available to Common Stockholders (1)

1Q 2021


$7.8
EPS
$0.15
$1.1
$2.7
$(2.1)
$3.4
$12.9
EPS
$0.25
Net Income Available to Common Stockholders
Noninterest expense adjustments (2)
Loss on alternative engergy partnerships (2)
Tax impact from exercise of stock appreciation awards
Impact of preferred stock redemption
Adjusted Net Income Available to Common Stockholders (1)

- Noninterest expense adjustments relate to merger-related costs and indemnified professional fees, net of recoveries
- 2Q21 included $1.0 million (after tax) in net recoveries of professional fees versus $0.5 million (after tax) of net expense in 1Q21
- Series D Preferred Stock redemption costs during 1Q21 reduced diluted earnings per share by $0.07
- No Series D Preferred Stock dividends in 2Q21 compared to $1.4 million in 1Q21

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
(2) Adjustments presented utilizing an effective normalized tax rate of 25%

5

6 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation ADJUSTED PRE-TAX PRE-PROVISION INCOME TREND 0.83% 0.98% 1.25% 1.06% 1.13% 3Q20 $16.0 $24.5 2Q20 $18.9 4Q20 $20.6 1Q21 $22.0 2Q21 Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets

7 RAPIDLY IMPROVING DEPOSIT FRANCHISE (1) Reflects balance as of period end (2) As of July 20th, the spot rate is 0.17% • $109 million quarterly increase in noninterest- bearing deposits • Large percentage of noninterest-bearing and low-cost deposits • Targeted deposit strategy has transformed deposit mix and contributed to asset-sensitive profile • Spot rate(2) on June 30, 2021 was 20 bps, down from 24 bps at March 31, 2021 Cost of Deposits 23% 27% 31% 0.71% 28% 3% 10%15% 2Q20 35% 0.51% 14% 24% 2Q21 34% 1% 26% 3Q20 0.36% 1Q21 26% 27% 0% 12% 4Q20 0.28% 28% 0% 34% 27% 11% 0.23% 29% 36% 0% Average Cost of deposits Noninterest-bearing Interest-bearing checking Money Market & Savings Brokered CDs CDs Spot Rate 0.20% Category 2Q20 3Q20 4Q20 1Q21 2Q21 $ in millions Noninterest-bearing checking $1,391.5 $1,450.7 $1,559.2 $1,700.3 $1,808.9 Interest-bearing checking 1,846.7 2,045.1 2,107.9 2,088.5 2,217.3 Demand deposits 3,238.2 3,495.9 3,667.2 3,788.9 4,026.2 Savings 939.0 946.3 932.4 909.6 901.3 Money Market 765.9 689.8 714.3 775.1 692.4 Non-maturity deposits 1,704.9 1,636.1 1,646.7 1,684.7 1,593.7 CDs 924.6 820.5 755.7 668.5 586.6 Brokered CDs 169.8 79.8 16.2 00.0 00.0 Total(1) $6,037.5 $6,032.3 $6,085.8 $6,142.0 $6,206.5

8 Period end balances ($ in millions) BUSINESS UNITS GENERATING SOLID DEMAND DEPOSIT GROWTH $1,692 $1,535 $399 $544 2Q20 $618 3Q20 $754 $4,026 $3,496 $1,803 $496 $615 $771 $416 $824 $2,141 $471 2Q21 $623$638 1Q21 $825 $1,856 $437 $3,789 $3,667 $761 $3,238 4Q20 +24% Community Banking Specialty & Business Banking Commercial & Real Estate Banking Other

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELD

BANC OF CALIFORNIA

Loan Segment	2nd Quarter 2021			1st Quarter 2021			Change		
	$[(1)]	%	Avg. Yield	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield
$ in Millions									
C&I	$ 2,071	35%	4.34%	$ 1,878	33%	4.22%	$ 193	2%	0.12%
Multifamily	1,326	22%	4.58%	1,258	22%	4.52%	67	0%	0.06%
CRE	872	15%	4.83%	840	15%	4.68%	32	0%	0.15%
Construction	151	3%	5.22%	169	3%	4.92%	(19)	0%	0.30%
SBA	254	4%	3.84%	339	6%	3.93%	(85)	-2%	-0.09%
SFR	1,288	22%	3.58%	1,253	22%	3.94%	35	0%	-0.36%
Consumer	24	0%	4.61%	27	0%	4.18%	(2)	0%	0.43%
Total Loans HFI	$ 5,985	100%	4.30%	$ 5,764	100%	4.30%	$ 0	N/A	0.00%

The average loan yield remained flat at 4.30% for 2Q21 compared to 1Q21 as the reduction in coupon rates was offset by a higher level of prepayment penalty fees, the amortization of PPP fees due to forgiveness, and the return of loans to accrual status.

Real Estate Secured with Low LTVs

- 69% of loan portfolio is secured by residential real estate (primary residences)
- Weighted average loan-to-values (LTVs) of 63%
- ~88% of all real estate secured loans have LTVs of less than 70%
- ~81% of the SFR portfolio have LTVs of less than 70%

PPP Loan Overview

- As of June 30, 2021, PPP loans (net of fees) comprised $194 million of the SBA portfolio
- Of the total 1,128 PPP loans funded in the 1st round, 182 loans remain outstanding and represent $65 million of the PPP loan portfolio balance
- Of the total 956 PPP loans funded in the 2nd round, 812 loans remain outstanding and represent $128 million of the PPP loan portfolio balance

(1) Reflects balance as of period end

9

10 LOAN BALANCES FUNDINGS AND PAYOFFS (1) Includes net change in warehouse lending (2) Includes deferred costs/fees, transfers and sales ($ in millions) Loans Beginning Balance Total Fundings Total Payoffs Net Difference Other Change(2) Loans Ending Balance Total Loan Yield Rate on Production Rate on Production excl. PPP Q2 2021 5,766$ 847$ 634$ 213$ 10$ 5,988$ 4.30% 3.86% 3.91% Q1 2021 5,900$ 550$ 683$ (133)$ (1)$ 5,766$ 4.30% 3.16% 3.76% Q4 2020 5,680$ 966$ 742$ 224$ (4)$ 5,900$ 4.58% 3.67% 3.67% Q3 2020 5,647$ 566$ 516$ 50$ (18)$ 5,680$ 4.46% 3.99% 4.07% Q2 2020 5,688$ 471$ 505$ (33)$ (7)$ 5,647$ 4.48% 2.77% 4.11% $393 $253 $351 $487 $533 $78 $109 $151 $63 $87 $204 $464 $227 $471 $566 $966 $550 $847 ($243) ($367) ($515) ($321) ($496) ($177) ($149) ($227) ($141) ($138) ($85) ($222) ($505) ($516) ($742) ($683) ($634) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production Rate on Production excl. PPP ($ in millions) Total Loan Fundings of $847 Million in 2Q21

11 ($ in millions) Deferrals by Loan Type as of 6/30/21 (1),(2) Total Deferrals $ # Total Portfolio % of Portfolio Deferred Change in Deferral Balance from prior quarter Single Family Residential $ 52 46 $ 1,288 4% $ 4 Multifamily - 0 1,326 0% (17) CRE 1 1 872 0% (3) Construction & Development - 0 151 0% - Commercial & Industrial 29 5 2,071 1% 4 Other Consumer 0 2 24 2% 0 SBA 3 2 254 1% (10) 2Q2021 Total $ 87 56 $ 5,985 1% $ (22) 1Q2021 Total $ 109 62 $ 5,764 2% $ (143) FORBEARANCE AND DEFERMENTS DECLINE Total loan deferrals and forbearances declined $22 million from 1Q21 • $52 million, or 61%, of deferments/forbearances at the end of 2Q21 relate to legacy Single Family Residential (SFR) loans (1) Excludes loans in forbearance that are current and loans delinquent prior to COVID-19 (2) Loans within the SFR portfolio are forbearances or deferments (3) Loans in the process of deferment or forbearance are not reported as delinquent $440 $145 $113 $60 $164 $138 $139 $49 $52 6/30/2021 $604 $34 6/30/2020 9/30/2020 12/31/2020 $252 3/31/2021 $283 $109 $87 -21% SFR Non-SFR (3)

12 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) $35.0 1.46% 0.54% 2Q20 $24.9 1Q21 $70.3 $71.1 1.69% $12.0 3Q20 $83.0 $22.9 $8.7 4Q20 $47.8 $13.5 1.06% $21.7 $13.3 0.58% 2Q21 $95.2 $61.3 $31.6 SFR Delinquencies Delinquencies (ex-SFR) Delinquencies /Total Loans 3Q20 $129 4Q202Q20 $111 $91 1Q21 $126 $102 2Q21 $186 $170 $227 $166 $259 Criticized and Classified Loans Classified Loans $40.6 $28.5 1.18% $44.2 $26.3 2Q20 1.29% 3Q20 $30.1 4Q20 $13.5 $23.1 0.62% $32.4 $23.5 0.97% 1Q21 $21.2 0.86% 2Q21 $72.7 $66.9 $36.6 $55.9 $51.3 SFR NPLs NPLs (ex-SFR) NPLs/Total Loans-HFI 130% 141% 230% 148% 155% $82.7 4Q203Q202Q20 $94.6 $94.1 $84.2 1Q21 $79.7 2Q21 ACL / NPLs ACL

TOP 10 RELATIONSHIPS
Non-performing & delinquent loans rollforward

BANC OF CALIFORNIA

Non-performing Loans ($ in thousands)							
#	2Q21	1Q21	Delta	Loan Category	2Q Accrual Status	2Q Delinquency Status	1Q Accrual Status
1	$ 7,175	$ 7,339	$ (164)	C&I / CRE	Non-Accrual	Current	Non-Accrual
2	3,917	3,999	(82)	C&I	Non-Accrual	Current	Non-Accrual
3	3,709	3,709	-	SFR	Non-Accrual	Current	Non-Accrual
4	3,036	730	2,305	SBA	Non-Accrual	Current	Non-Accrual
5	2,890	3,366	(475)	C&I	Non-Accrual	90+	Non-Accrual
6	2,571	2,644	(73)	CRE	Non-Accrual	Current	Non-Accrual
7	2,529	2,529	-	SFR	Non-Accrual	90+	Non-Accrual
8	2,037	662	1,374	SBA	Non-Accrual	90+	Non-Accrual
9	1,948	1,948	(0)	SFR	Non-Accrual	90+	Non-Accrual
10	1,924	153	1,771	SBA	Non-Accrual	90+	Non-Accrual
11+	19,564	28,840	(9,275)				
Total	$ 51,299	$ 55,919	$ (4,620)				

Delinquent Loans ($ in thousands)							
#	2Q21	1Q21	Delta	Loan Category	2Q Accrual Status	2Q Delinquency Status	1Q Delinquency Status
1	$ 2,890	$ 3,366	$ (475)	C&I	Non-Accrual	90+	90+
2	2,529	2,529	-	SFR	Non-Accrual	90+	90+
3	2,037	662	1,374	SBA	Non-Accrual	90+	90+
4	1,948	1,948	(0)	SFR	Non-Accrual	90+	90+
5	1,924	153	1,771	SBA	Non-Accrual	90+	-
6	1,914	-	1,914	SFR	Accrual	30-59	Current
7	1,914	-	1,914	SFR	Accrual	30-59	Current
8	1,449	-	1,449	SFR	Accrual	30-59	Current
9	1,316	-	1,316	SFR	Non-Accrual	90+	Current
10	1,240	-	1,240	SFR	Accrual	30-59	Current
11+	15,822	52,639	(36,817)				
Total	$ 34,982	$ 61,297	$ (26,315)				

- Non-performing loans decreased $4.6 million, or 8%, to $51.3 million due mostly to the legacy SFR portfolio.
- $32.0 million, or 62% of total NPLs, are in current status
- Delinquencies decreased $26.3 million, or 43%, due mostly to SFR loans paying off and migrating back to accrual status
- 2Q21 NPLs include $6.5 million of guaranteed SBA loans that were repurchased and pending resolution; $4.2 million were delinquent and $2.3 million were on deferment

13

ALLOWANCE FOR CREDIT LOSSES WALK

BANC OF CALIFORNIA



($ in millions)
$88.0
$86.0
$84.0
$82.0
$80.0
$78.0
$76.0
$74.0
$72.0
$70.0
$82.7
1.43% (1)
($3.3)
($0.9)
$1.2
$79.7
1.33% (1)
ACL (3/31/21)
Portfolio Mix
Charge-offs (net of Recoveries)
Specific Reserves
ACL (6/30/21)

2Q21: The ACL reserve decreased $3.0 million due to (1) lower general reserves of $3.3 million from portfolio mix, including higher portfolio balances, offset by improved economic assumptions and asset quality trends, (2) net charge-offs of $0.9 million, and (3) higher specific reserves of $1.2 million.

- The economic forecasts released during June include improvements to GDP growth rates and unemployment rates compared to the March forecast. While the June forecasts were more favorable than the March forecasts, there continues to be uncertainty regarding the impact of inflation, COVID-19 variants, and the ultimate pace of the recovery. Accordingly, our economic view reflects this uncertainty.
- The reserve included qualitative factors to account for our visibility of actual conditions related to our loan portfolio.
- Our ACL methodology uses a nationally-recognized, third party model that includes many assumptions based on our and peer historical loss data, our current loan portfolio risk profile, and economic forecasts.

ACL includes Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC)

(1) Coverage percentage equals ACL to Total Loans. PPP loans improved Coverage ratio by 8 bps at 3/31/21 and 5 bps at 6/30/21

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15 CONTINUED FOCUS ON EXPENSE MANAGEMENT Non-core expense/benefits relate to: (1) timing of indemnified legal costs/recoveries, (2) merger-related costs and (3) loss/gain on investments in alternative energy partnerships(1) (1) Investments in alternative energy partnerships created tax credits in the period of investment (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation Noninterest Expense to Average Assets ($ millions) Adjusted Noninterest Expense to Average Assets ($ millions) -$0.3 $42.8 $30.0 $40.7 $46.7 2.00% 3.78% 2Q20 3Q20 1Q21 2.09% -$5.1 $39.0 $44.0 4Q20 $5.1 $41.7 2.41% -$1.4 $42.0 2.08% 2Q21 $72.8 $40.4 $40.6 Total Non-Core expense Adjusted Noninterest Expense Noninterest Expense / Average Assets 3Q20 $42.8 2.26%2.22% 4Q202Q20 $40.7 2.10% $44.0 $41.7 2.15% 2.15% 1Q21 $42.0 2Q21 Adjusted Noninterest Expense / Average Assets Adjusted Noninterest Expense

16 STRONG CAPITAL BASE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation Strategic decision to exit non-franchise enhancing assets resulted in build-up of significant capital and steadily improving ratios Capital provides a buffer for optionality to deploy for benefit of shareholders 2Q21 1Q21 4Q20 3Q20 2Q20 Common Equity Tier 1 11.14% 11.50% 11.19% 11.59% 11.68% Tier 1 Risk-based Capital 12.71% 13.17% 14.35% 14.94% 15.10% Leverage Ratio 9.89% 9.62% 10.90% 10.79% 10.56% Tangible Equity / Tangible Assets (1) 9.89% 9.69% 10.94% 10.84% 10.43% Tangible Common Equity / Tangible Assets (1) 8.70% 8.49% 8.58% 8.43% 8.04%

17 2021 STRATEGIC OBJECTIVES • Continue adding full banking relationships that provide low-cost transaction deposits • Additional opportunities to reduce deposit costs primarily centered around larger money market contracts and time deposits maturing during the remainder 2021 • Continued focus on earning asset mix to support earning asset yields • Lending teams added over past two years continue to build their books of business with high-quality relationship loans in our footprint • Healthy commercial loan pipeline should lead to production levels exceeding runoff and continued growth in earning assets • Well-underwritten loan portfolio mainly secured by CA-based real estate with relatively low LTVs continues to provide strong defensive positioning in uncertain environment • Maintain a high level of capital, liquidity and reserves • Opportunity to redeem Series E preferred stock at appropriate time and subject to regulatory approval • Expected completion of announced Pacific Mercantile Bancorp acquisition in Q3 2021 • Redeemed Series D preferred stock in Q1 2021 • Evaluate other strategic opportunities • Generate balance sheet growth while keeping expenses flat to modestly higher in 2021 • Continue to leverage technology to increase efficiencies and enhance business development Maintain Credit and Capital Discipline Strategic Growth in Earning Assets Continue Driving Net Interest Margin Manage Expenses and Realize Additional Operating Leverage Evaluating Use of Capital to Increase Earnings and Improve Franchise Value

18 APPENDIX bancofcal.com

19 81% in California LOAN PORTFOLIO CHARACTERISTICS Construction $151 3% Consumer $24 <1% SBA(1) $254 4% Northern California $448 7% Central California $204 3% South $630 11% Other West $278 5% Northeast $139 2% Midwest $112 2% • 69% of loan portfolio is secured by residential real estate (primary residences) • Weighted average LTVs of 63% • ~88% of all real estate secured loans have LTVs of less than 70% • ~81% of the SFR portfolio have LTVs of less than 70% $ in millions$ in millions 92% of RE in California Loan Portfolio by Segment Loan Portfolio by Geography (1) Includes $194 million of PPP loans. Key Commentary Southern California $4,170 70% CRE $872 15% Single Family Res. $1,288 22% Multifamily $1,326 22% C&I $2,071 35% Loan Segment Avg. Yield C&I 4.34% Multifamily 4.58% CRE 4.83% Construction 5.22% SBA 3.84% Single Family Res. 3.58% Consumer 4.61% Total Loans HFI 4.30%

20 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 66% 4Q20 61% 2Q212Q20 68% $3,736 3Q20 59% 1Q21 61% $3,841 $3,503 $3,521 $3,636 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~88% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,031 28% 881 50% to 60% 966 27% 514 60% to 70% 1,217 33% 504 70% to 80% 381 10% 220 >80% 40 1% 26 Total $ 3,636 100% 2,145 $ in Millions SFR LTVs $ % Count <50% $ 423 33% 514 50% to 60% 332 26% 305 60% to 70% 288 22% 250 70% to 80% 226 18% 185 >80% 19 1% 17 Total $ 1,288 100% 1,271 $ in Millions • ~81% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 56%

21 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type Multifamily 60% Other 12% 11% Retail 13% Industrial 4% Hospitality 0% Owner Occupied 10% Residential 97.5% Mixed Use 2.5% Multi Tenant 42% Single Tenant 16% Strip Center 8% Non Owner Occupied 90% Neighborhood Shopping Center 32% Other 2% Office Collateral Type Count Balance Avg. Loan Size W.A. LTV W.A. DSCR $ in thousands MultiFamily 597 $ 1,325,770 $ 2,221 59.4% 1.4x Office 53 234,356 4,422 54.8% 2.4x Retail 73 287,380 3,937 53.4% 1.6x Hospitality 6 5,270 878 55.0% 1.3x Industrial 41 90,341 2,203 53.2% 1.7x Other 61 254,444 4,171 59.5% 1.6x Total CRE & MF 831 $ 2,197,560 $ 2,644 57.9% 1.6x

DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO

BANC OF CALIFORNIA



Accomodations 0.1%
Food Services 1%
Professional Services 1%
Television / Motion Pictures 1%
Transportation 0.2%
All Other C&I 5%
Other Retail Trade 1%
Wholesale Trade 2%
Healthcare 3%
Finance and Insurance: Other 4%
Manufacturing 2%
Real Estate & Rental Leasing 9%
Finance and Insurance: Warehouse 65%
Gas Stations 4%

NAICS Industry	Count	$	Avg. Loan Size
$ in thousands			
Finance: Warehouse	65	$ 1,345,314	$ 20,697
Real Estate & Rental Leasing	141	192,323	1,364
Finance: Other	66	84,528	1,281
Gas Stations	52	73,169	1,407
Healthcare	58	71,941	1,240
Wholesale Trade	42	40,757	970
Manufacturing	42	34,086	812
Television / Motion Pictures	28	30,002	1,071
Food Services	21	29,371	1,399
Other Retail Trade	41	28,999	707
Professional Services	69	19,448	282
Transportation	15	4,739	316
Accommodations	5	2,200	440
All Other C&I	122	114,034	935
Total C&I	767	$ 2,070,910	$ 2,700

~78% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing

Limited Exposure to High Stressed Business Industries

- 1% Television / Motion Pictures
- 1% Food Services
- <1% Transportation
- <1% in Accommodations

All Other C&I includes a diverse mix of industry sectors

- 1% Management of Companies
- 1% Administrative and Support
- 1% Education Services
- 1% Arts / Recreation
- <1% Construction / Contracting

22

23 STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • Excluding PPP loans, the ACL coverage was 1.38% at the end of 2Q21 ACL Composition 2Q21 1Q21 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 16,424 1.88% $ 17,100 2.04% Multifamily 21,403 1.61% 23,884 1.90% Construction 4,734 3.14% 5,552 3.28% Commercial and industrial 15,862 2.19% 16,563 2.18% Commercial and industrial - warehouse 4,294 0.32% 3,140 0.28% SBA 3,696 1.46% 3,451 1.02% Total commercial loans 66,413 1.42% 69,690 1.55% Single family residential mortgage 9,108 0.71% 9,161 0.73% Other consumer 364 1.49% 502 1.89% Total consumer loans 9,472 0.72% 9,663 0.76% Allowance for loan losses 75,885 1.27% 79,353 1.38% Reserve for unfunded commitments 3,814 0.06% 3,360 0.06% Allowance for credit losses $ 79,699 1.33% $ 82,713 1.43%

24(1) Dollars in millions. Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown. Portfolio Average Balances & Yields Securities Portfolio Detail(1) SECURITIES PORTFOLIO Portfolio Profile(1) CompositionCredit Rating 4Q20 1Q21 2.13% 2.95% 2Q20 2.26% 3Q20 2.13% 2.14% $1,064 2Q21 $1,191 $1,239 $1,236 $1,308 Average Balance ($ in millions) Yield AA 47% AAA 41% BBB 12% The quarter-over-quarter change in total securities is due to purchases of $174.0 million offset by $100.2 million in repayments and higher unrealized net gains of $13.5 million. The CLOs included an unrealized loss of $2.9 million as of 2Q21, down from $3.6 million as of 1Q21. Fair Value Fair Value QoQ Duration 1Q21 2Q21 Change 2Q21 ($ in Millions) Gov’t & Agency (MBS, CMO, & SBA) $ 351 $ 479 $ 128 8.25 CLOs 684 584 (100) 0.08 Municipal 86 121 35 8.78 Corporate Securities 150 169 18 7.19 Total Securities $ 1,271 $ 1,353 $ 82 4.64 Security Type CLO 43% Gov’t & AGC 35% Corporates 13% Munis 9%

25 CLO Industry Breakdown $584 million at June 30, 2021 (net of $2.9 million unrealized loss) Healthcare & Pharmaceuticals 13% High Tech Industries 10% Services - Business 9% FIRE - Banking, Finance, Insurance & Real Estate 8% Telecommunications 4% Services Consumer 4% Beverage, Food & Tobacco 4% Hotel, Gaming & Leisure 4% Media - Broadcasting & Subscription 4% Chemicals, Plastics, & Rubber 4% Capital Equipment 3% Construction & Building 3% Automotive 3% Aerospace & Defense 3% Containers, Packaging & Glass 3% Retail 3% Other 17% • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 13% • Limited exposure to severely stressed industries • AA and AAA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10-20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 2Q21 average CLO portfolio yield of 1.87% • Quarterly reset based on 3 Month Libor + 1.64% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION

26(1) Cost of funds includes senior debt with a fixed rate of 5.45% for all periods presented. Includes 4.375% fixed-to-floating subordinated debt starting in 4Q20. ACTIVE MANAGEMENT OF DEPOSIT COSTS IS DRIVING DOWN COST OF FUNDS(1) Cost of Funds Drivers 2.37% 0.23% 0.36% 0.93% 2.53% 0.71% 1.03% 0.57% 2Q20 0.51% 0.66% 0.82% 2.89% 3Q20 0.47% 0.63% 0.18% 2.77% 0.70% 4Q20 0.38% 0.28% 0.13% 2.86% 1Q21 0.32% 0.12% 2Q21 Cost of Interest-bearing deposits Overnight FHLB borrowings Term FHLB borrowings Cost of total deposits Cost of funds

27 DECLINING DEPOSIT COSTS PROTECT NET INTEREST MARGIN Net Interest Margin Drivers 3.78% 2Q20 0.25% 4.06% 3.09% 1.29% 3.09% 3.86% 0.25% 1.02% 3Q20 4.04% 3.38% 0.25% 0.89% 3.19% 4Q20 0.25% 0.83% 1Q21 3.81% 3.27% 0.25% 0.77% 2Q21 Earning Asset Yield Net Interest Margin Fed Funds Rate Interest-Bearing Liabilities

28 INTEREST RATE RISK MANAGEMENT – EARNING ASSETS ANALYSIS Assets Repricing/Maturing by Duration ($ millions) Repricing/Maturity by Product Type ($ millions) • $3.90 billion (52%) of earning assets mature or have rate resets <2 years • Earning assets with effective rate resets <2 years include: • $3,025 million of loans • $710 million of securities (primarily CLOs) • $163 million of interest-bearing cash deposits • $3.61 billion (48%) of earning assets mature or have rate resets >2 years $3,377 (45%) < 1 Year $521 (7%) 1 - 2 Years $3,607 (48%) > 2 Years $600 $0 $1,000 $200 $400 $1,400 $800 $1,200 $1,600 CashMF SFR CRESecurities WH C&I SBA Other > 2 Years< 1 Year 1 - 2 Years Category Total Balance % of Total Interest- Earning Assets Above the Floor 723 9.64% 25 bps below floor $ 545 7.26% 25-50 bps below floor 200 2.67% 50 to 100 bps below floor 486 6.48% 100+ bps below floor 347 4.62% Sub total below floor $ 1,578 21.03% Variable Loans $ 2,301 30.66% Hybrid Loans 2,139 28.51% Fixed Loans 1,545 20.58% Total HFI Loans $ 5,985 79.76% Total HFS Loans $ 3 0.04% Total Gross Loans $ 5,988 79.79% Fixed Securities 452 6.02% Variable Securities 901 12.01% Total Securities $ 1,353 18.03% Other Interest-Earning Assets $ 163 2.18% Total Earning Assets $ 7,505 100.00%

BANC FAST FACTS

BANC OF CALIFORNIA

(Dollars in millions)	2Q21	1Q21	4Q20	3Q20	2Q20
Total assets	$ 8,027	$ 7,933	$ 7,877	$ 7,738	$ 7,770
Securities available-for-sale	1,353	1,271	1,231	1,246	1,176
Loans receivable	5,985	5,764	5,898	5,678	5,628
Total deposits	6,207	6,142	6,086	6,032	6,037
Net interest income	59.8	57.9	61.6	55.9	55.3
Total noninterest income	4.2	4.4	7.0	4.0	5.5
Total revenue	64.0	62.3	68.5	59.8	60.8
Noninterest expense	41.4	43.1	39.6	41.8	72.9
Loss (gain) in alternative energy partnership investments	(0.8)	3.6	(0.7)	(1.4)	(0.2)
Total noninterest expense	40.6	46.7	39.0	40.4	72.8
Pre-tax pre-provision income[(1)]	23.5	15.6	29.6	19.4	(11.9)
(Reversal of) provision for credit losses	(2.2)	(1.1)	1.0	1.1	11.8
Net income (loss)	19.1	14.4	21.7	15.9	(18.4)
Preferred dividend and other adjustments	1.7	6.6	4.0	3.8	3.5
Net income (loss) available to common stockholders	$ 17.3	$ 7.8	$ 17.7	$ 12.1	$ (21.9)
Diluted earnings (loss) per common share	$ 0.34	$ 0.15	$ 0.35	$ 0.24	$ (0.44)
Return on average assets	0.98%	0.74%	1.11%	0.82%	(0.96%)
Adjusted efficiency ratio[(1)]	65.58%	66.91%	64.26%	68.31%	72.74%

Preferred Equity	Class / Series	CUSIP	Issue Date	Par Value ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	98,702,000	7.000%	3/15/2021

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

29

30 Non-Int. Bearing 31% Int. Bearing Checking 30% MMDA & Sav. 28% CDs 11% C&I (Ex. PPP) 31% PPP 9% CRE 17% Multifamily 20% Consumer 1% SFR 18% C&D 3% MERGER PACIFIC MERCANTILE BANCORP 1) Pro forma excludes purchase accounting adjustments Note: Balances as of March 31, 2021; Loan yields shown for the quarter ended March 31, 2021; Cost of deposits represents spot rate as of March 31, 2021; Sum of each composition may not add to 100% due to rounding • Approximately 12.9% EPS accretion in 2022 (first full year of cost savings) • TBV per share earnback of 2.3 years (crossover method) • IRR of 15%+ • Adds $5 million+ recurring noninterest income annually • Pro forma capital ratios well in excess of regulatory minimums • Conservative cost savings assumptions of 35%-40% • Expected to close in 3Q21 • Acquiring a quality deposit franchise with: • 47% noninterest-bearing deposits • 0.25% cost of deposits • Established presence in Los Angeles market • Adds $1.2 billion in total loans • Adds $1.4 billion in total deposits • Adds $1.6 billion in total assets • Complimentary business models and cultural fit Key Highlights Loan Composition Deposit Composition Financial Highlights MRQ Yield on Loans: 4.31% Cost of Deposits: 0.23% Pro Forma 1 ($7.0B) Pro Forma ($7.5B)

31 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per common share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted total revenue, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax-effected noninterest income and expense adjustments and the tax impact from the exercise of stock appreciation rights. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common shareholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 32-36 of this presentation.

32 NON-GAAP RECONCILIATION (Dollars in thousands) 2Q21 1Q21 4Q20 3Q20 2Q20 Tangible Common Equity to Tangible Assets Ratio Total assets $ 8,027,413 $ 7,933,459 $ 7,877,334 $ 7,738,106 $ 7,770,138 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (2,069) (2,351) (2,633) (2,939) (3,292) Tangible assets $ 7,988,200 $ 7,893,964 $ 7,837,557 $ 7,698,023 $ 7,729,702 Total stockholders' equity $ 829,362 $ 804,693 $ 897,207 $ 874,254 $ 846,959 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (2,069) (2,351) (2,633) (2,939) (3,292) Tangible equity 790,149 765,198 857,430 834,171 806,523 Less: preferred stock (94,956) (94,956) (184,878) (184,878) (185,037) Tangible common equity $ 695,193 $ 670,242 $ 672,552 $ 649,293 $ 621,486 Total stockholders' equity to total assets 10.33% 10.14% 11.39% 11.30% 10.90% Tangible equity to tangible assets 9.89% 9.69% 10.94% 10.84% 10.43% Tangible common equity to tangible assets 8.70% 8.49% 8.58% 8.43% 8.04%

33 NON-GAAP RECONCILIATION (Dollars in thousands) 2Q21 1Q21 4Q20 3Q20 2Q20 Return on tangible common equity Average total stockholders' equity $ 814,973 $ 888,174 $ 892,565 $ 865,406 $ 854,250 Less: Average preferred stock (94,956) (164,895) (184,878) (184,910) (185,471) Less: Average goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: Average other intangible assets (2,224) (2,517) (2,826) (3,172) (3,574) Average tangible common equity $ 680,649 $ 683,618 $ 667,717 $ 640,180 $ 628,061 Net income (loss) available to common stockholders $ 17,323 $ 7,825 $ 17,706 $ 12,084 $ (21,936) Add: Amortization of intangible assets 282 282 306 353 430 Less: Tax effect on amortization of intangible assets (59) (59) (64) (74) (90) Net income (loss) available to common stockholders after the adjustments for intangible assets $ 17,546 $ 8,048 $ 17,948 $ 12,363 $ (21,596) Return on average equity 9.38% 6.56% 9.67% 7.32% (8.69%) Return on average tangible common equity 10.34% 4.77% 10.69% 7.68% (13.83%) Statutory Federal tax rate utilized for calculating tax effect on amortization of intangible assets 21.00% 21.00% 21.00% 21.00% 21.00%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	2Q21	1Q21	4Q20	3Q20	2Q20
Adjusted Noninterest Income and Expense					
Total noninterest income	$ 4,170	$ 4,381	$ 6,975	$ 3,954	$ 5,528
Noninterest income adjustments:					
Net (gain) on securities available for sale	-	-	-	-	(2,011)
Net (gain) on sale of legacy SFR loans held for sale	-	-	-	(272)	-
Fair Value adjustment on legacy SFR loans held for sale	(20)	-	(36)	(24)	(25)
Total noninterest income adjustments	(20)	-	(36)	(296)	(2,036)
Adjusted noninterest income	$ 4,150	$ 4,381	$ 6,939	$ 3,658	$ 3,492
Total noninterest expense	$ 40,559	$ 46,735	$ 38,950	$ 40,394	$ 72,770
Noninterest expense adjustments:					
Naming rights termination	-	-	-	-	(26,769)
Debt retirement expense	-	-	-	-	(2,515)
Professional recoveries (fees)	1,284	(721)	4,398	(1,172)	(875)
Merger-related costs	(700)	(700)	-	-	-
Noninterest expense adjustments before gain (loss) in alternative energy partnership investments	584	(1,421)	4,398	(1,172)	(30,159)
Gain (loss) in alternative energy partnership investments	829	(3,630)	673	1,430	167
Total noninterest expense adjustments	1,413	(5,051)	5,071	258	(29,992)
Adjusted noninterest expense	$ 41,972	$ 41,684	$ 44,021	$ 40,652	$ 42,778
Average assets	$7,827,006	$7,860,952	$7,764,997	$7,687,105	$7,740,206
Noninterest expense / Average assets	2.08%	2.41%	2.00%	2.09%	3.78%
Adjusted noninterest expense / Average assets	2.15%	2.15%	2.26%	2.10%	2.22%

34

35 NON-GAAP RECONCILIATION (Dollars in thousands) 2Q21 1Q21 4Q20 3Q20 2Q20 Net interest income $ 59,847 $ 57,916 $ 61,563 $ 55,855 $ 55,315 Noninterest income 4,170 4,381 6,975 3,954 5,528 Total revenue 64,017 62,297 68,538 59,809 60,843 Noninterest expense 40,559 46,735 38,950 40,394 72,770 Pre-tax pre-provision income 23,458 15,562 29,588 19,415 (11,927) Total revenue 64,017 62,297 68,538 59,809 60,843 Total noninterest income adjustments (20) - (36) (296) (2,036) Adjusted total revenue 63,997 62,297 68,502 59,513 58,807 Noninterest expense 40,559 46,735 38,950 40,394 72,770 Total noninterest expense adjustments 1,413 (5,051) 5,071 258 (29,992) Adjusted noninterest expense 41,972 41,684 44,021 40,652 42,778 Adjusted pre-tax pre-provision income $ 22,025 $ 20,613 $ 24,481 $ 18,861 $ 16,029 Average Assets $ 7,827,006 $ 7,860,952 $ 7,764,997 $ 7,687,105 $ 7,740,206 Pre-tax pre-provision ROAA 1.20% 0.80% 1.52% 1.00% (0.62%) Adjusted pre-tax pre-provision ROAA 1.13% 1.06% 1.25% 0.98% 0.83% Efficiency Ratio 63.36% 75.02% 56.83% 67.54% 119.60% Adjusted efficiency ratio 65.58% 66.91% 64.26% 68.31% 72.74%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands, except per share data)	2Q21	1Q21	4Q20	3Q20	2Q20
Adjusted net income (loss)					
Net income (loss)	$ 19,050	$ 14,375	$ 21,703	$ 15,913	$ (18,449)
Adjustments, net[1]					
Noninterest income	15	-	27	222	1,527
Noninterest expense	(1,060)	3,788	(3,803)	(194)	22,494
Adjusted net income before tax adjustment	18,005	18,163	17,927	15,941	5,572
Tax adjustment: tax impact from exercise of stock appreciation rights	-	2,093	-	-	-
Adjusted net income	$ 18,005	$ 16,070	$ 17,927	$ 15,941	$ 5,572
Average Assets	$ 7,827,006	$ 7,860,952	$ 7,764,997	$ 7,687,105	$ 7,740,206
ROAA	0.98%	0.74%	1.11%	0.82%	(0.96%)
Adjusted ROAA	0.92%	0.83%	0.92%	0.82%	0.29%
Adjusted net income (loss) available to common stockholders					
Net income (loss) available to common stockholders	$ 17,323	$ 7,825	$ 17,706	$ 12,084	$ (21,936)
Adjustments to net income (loss)[2]	(1,045)	1,695	(3,776)	28	24,021
Adjustments for impact of preferred stock redemption	-	3,347	-	7	(49)
Adjusted net income available to common stockholders	$ 16,278	$ 12,867	$ 13,930	$ 12,119	$ 2,036
Average diluted common shares	50,892,202	50,750,522	50,335,271	50,190,933	50,030,919
Diluted EPS	$ 0.34	$ 0.15	$ 0.35	$ 0.24	$ (0.44)
Adjusted diluted EPS	$ 0.32	$ 0.25	$ 0.28	$ 0.24	$ 0.04

(1) Adjustments shown net of an effective tax rate of 25%

(2) Represents the difference between net income and adjusted net income

36

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